UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 16, 2019

(Date of earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55997	30-0869786
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	file number)	Identification Number)

1700 Coit Road, Suite 100, Plano, Texas 75075

(Address of principal executive offices)

(469) 304-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SHRG	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02.	Termination of a Material Definitive Agreement

As of September 16, 2019, Sharing Services Global Corporation (the “Company”) and 212 Technologies, LLC (“212 Technologies”) entered into a Release And Settlement Agreement (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the parties: (i) rescinded a certain “Stakeholder & Investment Agreement” dated May 21, 2017 (resulting in the return of 5,628,750 shares of the Company’s Series A Preferred Stock by 212 Technologies and the return of a 24% ownership stake in 212 Technologies by the Company) and (ii) terminated a certain “Software License Agreement” dated June 12, 2018 (the “SLA”) by and between 212 Technologies and Elepreneurs, LLC, a wholly owned subsidiary of the Company (“Elepreneurs”). In connection with the Settlement Agreement, Elepreneurs agreed to dismiss, with prejudice, a certain lawsuit it had previously filed, and the parties reached mutually accommodating terms and resolved all issues between their respective companies. On October 23, 2019, the Company assumed control of the 5,628,750 shares of the Company’s Series A Preferred Stock discussed above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARING SERVICES GLOBAL CORPORATION

October 29, 2019	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	President, Chief Executive Officer and Director

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